                                                                   EXHIBIT 10.18

                   First Amendment to Office Building Lease

   This First Amendment To Office Building Lease (this "Amendment") is made as of September 30, 1999, by and between HMS Gateway Office, L.P., a Delaware limited partnership ("Landlord"), and Actuate Corporation, a Delaware corporation ("Tenant").

                                    Recitals

   A. Landlord and Tenant have previously entered into that certain Office Building Lease dated as of August 18, 1999 (the "Lease"), which Lease covers certain premises commonly known as Suite 500 and 600, on the 5th and 6th Floors, respectively, of the building situated at 701 Gateway Boulevard, South San Francisco, California (the "Original Premises"). Capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

   B. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord an additional approximately 5,520 square feet located on a portion of the third (3rd) floor of the Building, commonly known as Suite 380 (the "Additional Space").

   C. Landlord and Tenant desire to modify the Lease to reflect the addition of the Additional Space to the Original Premises, all upon and subject to the terms, covenants and conditions herein set forth.

                                   Agreement

   Now Therefore, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Leased Premises

   Section 1.21 of the Lease is hereby amended such that the Leased Premises shall mean the floor area more particularly shown on the floor plan attached hereto as Exhibit A, containing the Net Rentable Area specified on the Basic Lease Information sheet attached hereto as Exhibit B.

2. Base Rent

   Section 1.04 of the Lease is hereby amended such that the Base Rent shall mean the basic rent payable by Tenant to Landlord in the amounts shown on the Basic Lease Information sheet attached hereto as Exhibit B and in the manner provided in Section 3.03 of the Lease.

3. Tenant's Proportionate Share

   The last sentence of Section 1.34 of the Lease is hereby deleted in its entirety and the following is substituted therefor: "Notwithstanding the foregoing, Tenant's Proportionate Share shall in no event exceed 39.72% of the total Net Rentable Area of the Building."

4. Parking

   The number of non-preferential and non-exclusive parking spaces that Tenant is entitled to use pursuant to the terms of the Lease shall be increased to 193.

5. Security Deposit

   The initial amount of the Letter of Credit required pursuant to Paragraph
5.15 of the Lease shall be increased by an amount equal to Two Hundred Forty-Eight Thousand Four Hundred Dollars ($248,400), such that the total amount of the Letter of Credit initially required pursuant to Paragraph 5.15 of the Lease shall be Two Million Nine Hundred Forty-Eight Thousand Four Hundred Dollars ($2,948,400).

6. Landlord's Contribution

   Landlord's Contribution, as set forth in Paragraph 12 of Exhibit B to the Lease, shall equal a total of up to Two Million Two Hundred Forty-Nine Thousand Eight Hundred Dollars ($2,249,800).

7. Substitution of Basic Lease Information

   The Basic Lease Information sheet attached to the Lease is hereby deleted in its entirety and the Basic Lease Information sheet attached hereto as Exhibit B is hereby substituted therefor.

8. Miscellaneous

   (a) Except as expressly amended hereby, the Lease shall remain unmodified and in full force and effect. As modified hereby, the Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Amendment and the Lease, the terms of this Amendment shall prevail.

   (b) This Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors and assigns.

                            signatures on next page

    In Witness Whereof, Landlord and Tenant have executed this Amendment as of the date first above written.

          Landlord:  HMS Gateway Office, L.P.
                     a Delaware limited partnership,

                     By: Hines Gateway Office, L.P.,
                         General Partner

                         By: Hines Interests Limited Partnership,
                             General Partner

                             By:  Hines Holdings, Inc.,
                                  General Partner

                                  By:  /s/  James C. Buie, Jr.
                                      ------------------------------

                                  Name: James C. Buie, Jr.
                                       -----------------------------

                                  Title: Executive Vice President
                                        ----------------------------


          Tenant:    Actuate Corporation,
                     a Delaware corporation

                     By:  /s/ Dan Gaudreau
                        -----------------------

                     Name: Dan Gaudreau
                          ---------------------

                     Title: SVP Finance, CFO
                           --------------------

             Exhibit A to First Amendment to Office Building Lease

                          "Leased Premises Depiction"

                   (graphic depiction of Floor 3 floor plan)

             Exhibit B to First Amendment to Office Building Lease

                            Basic Lease Information


                            Date:     August 18, 1999

                          Tenant:     Actuate Corporation

                         Address:     999 Baker Way
                                      Suite 200
                                      San Mateo, CA 94404

                        Landlord:     HMS Gateway Office, L.P.

                         Address: c/o Hines Interests Limited Partnership 651 Gateway Boulevard, Suite 1140
                                      South San Francisco, CA 94080

                 Leased Premises:     Suite 500 and 600, on the 5th and 6th
                                      Floors, respectively, and a portion of the 3rd floor of 701 Gateway Blvd.

               Net Rentable Area:     64,160 rentable square feet


                   Scheduled Term
                     Commencement
                            Date:     February 15, 2000

                            Term:     Eight (8) years

                       Base Rent:

                                       Year        Amount/Month

                                         1         $144,360 (based on $2.25 per rentable square foot)
                                         2         $147,568 (based on $2.30 per rentable square foot)
                                         3         $150,776 (based on $2.35 per rentable square foot)
                                         4         $153,984 (based on $2.40 per rentable square foot)
                                         5         $157,192 (based on $2.45 per rentable square foot)
                                         6         $160,400 (based on $2.50 per rentable square foot)
                                         7         $163,608 (based on $2.55 per rentable square foot)
                                         8         $166,816 (based on $2.60 per rentable square foot)

                     Tenant's Plan
                    Delivery Date:    October 1, 1999

                 Security Deposit:    Letter of Credit in the amount of
                                      $2,943,000, as adjusted pursuant Section
                                      5.15 below.

                          Parking:    192 parking spaces


                           Broker:    West Bay Commercial Real Estate


                                      B-2